Exhibit 3.1(70)

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

OF

MR FREEZE (EUROPE) LIMITED

(the Company)

Incorporated on 12 June 2008

Adopted on 27 June 2013

INDEX TO THE ARTICLES

PART 1	INTERPRETATION AND LIMITATION OF LIABILITY

1	Defined terms

2	Exclusion of the Model Articles

3	Liability of members

PART 2	DIRECTORS

4	Directors’ general authority

5	Shareholders’ reserve power

6	Directors may delegate

7	Committees

DECISION-MAKING BY DIRECTORS

8	Directors to take decisions collectively

9	Unanimous decisions

10	Calling a directors’ meeting

11	Participation in directors’ meetings

12	Quorum for directors’ meetings

13	Chairing of directors’ meetings

14	Casting vote

15	DIRECTORS’ INTERESTS

16	Directors” Conflicts of interest

17	Records of decisions to be kept

18	Directors’ discretion to make further rules

APPOINTMENT OF DIRECTORS

19	Methods of appointing directors

20	Termination of director’s appointment

21	Directors’ remuneration

22	Directors’ expenses

PART 3	SHARES AND DISTRIBUTIONS

23	All shares to be fully paid up

24	Directors’ powers to allot shares

25.	Company not bound by less than absolute interests

26	Share certificates

27	Replacement share certificates

28	Share transfers

29	Transmission of shares

30	Exercise of transmittees’ rights

31	Transmittees bound by prior notices

DIVIDENDS AND OTHER DISTRIBUTIONS

32	Procedure for declaring dividends

33	Payment of dividends and other distributions

34	No interest on distributions

35	Unclaimed distributions

36	Non-cash distributions

37	Waiver of distributions

CAPITALISATION OF PROFITS

38	Authority to capitalise and appropriation of capitalised sums

PART 4	DECISION-MAKING BY SHAREHOLDERS ORGANISATION OF GENERAL MEETINGS

39	Attendance and speaking at general meetings

40	Quorum for general meetings

41	Chairing general meetings

42	Attendance and speaking by directors and non-shareholders

43	Adjournment

VOTING AT GENERAL MEETINGS

44	Voting: general

45	Errors and disputes

46	Poll votes

47	Content of proxy notices

48	Delivery of proxy notices

49	Amendments to resolutions

PART 5	ADMINISTRATIVE ARRANGEMENTS

50	Means of communication to be used

51	Company seals

52	No right to inspect accounts and other records

53	Provision for employees on cessation of business

DIRECTORS’ INDEMNITY AND INSURANCE

54	Indemnity

55	Insurance

Registered Number: 06618514

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

MR FREEZE (EUROPE) LIMITED

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1	DEFINED TERMS

In the articles, unless the context requires otherwise:

“articles” means the Company’s articles of association.

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy.

“chairman” has the meaning given in article 13.

“chairman of the meeting” has the meaning given in article 41.

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company.

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called.

“distribution recipient” has the meaning given in article 33.

“document” includes, unless otherwise specified, any document sent or supplied in electronic form.

“electronic form” has the meaning given in section 1168 of the Companies Act 2006.

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company.

“hard copy form” has the meaning given in section 1168 of the Companies Act 2006.

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares.

“instrument” means a document in hard copy form

“Model Articles” means the model articles for private companies limited by shares contained in Schedule 1 of the Companies (Model Articles) Regulations 208 (SI 2008/3229)

“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006

“paid” means paid or credited as paid.

“participate”, in relation to a directors’ meeting, has the meaning given in article 10.

“proxy notice” has the meaning given in article 47. “shareholder”

means a person who is the holder of a share. “shares” means

shares in the Company.

“special resolution” has the meaning given in section 283 of the Companies Act 2006.

“subsidiary” has the meaning given in section 1159 of the Companies Act 2006.

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law.

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the Companies Act 2006 as in force on the date when these articles become binding on the Company.

2	EXCLUSION OF THE MODEL ARTICLES

The Model Articles shall not apply to the Company.

3	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

4	DIRECTORS’ GENERAL AUTHORITY

Subject to the articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

5	SHAREHOLDERS’ RESERVE POWER

5.1	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

5.2	No such special resolution invalidates anything, which the directors have done before the passing of the resolution.

6	DIRECTORS MAY DELEGATE

6.1	Subject to the articles, the directors may delegate any of the powers, which are conferred on them under the articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney); (c)

to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions;

as they think fit.

6.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

6.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

7	COMMITTEES

7.1	Committees to which the directors delegate any of their powers must follow procedures, which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

7.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

8	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

8.1	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 9.

8.2	If:

(a)	the Company only has one director; and

(b)	no provision of the articles requires it to have more than one director, the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

9	UNANIMOUS DECISIONS

9.1	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

9.2	Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

9.3	References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.

9.4	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

10	CALLING A DIRECTORS’ MEETING

10.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the Company secretary (if any) to give such notice.

10.2	Notice of any directors’ meeting must indicate: (a)

its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

10.3	Notice of a directors’ meeting must be given to each director, but need not be in writing.

10.4	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

11	PARTICIPATION IN DIRECTORS’ MEETINGS

11.1	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with the articles; and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

11.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

11.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

12	QUORUM FOR DIRECTORS’ MEETINGS

12.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

12.2	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

12.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)	to appoint further directors; or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

13	CHAIRING OF DIRECTORS’ MEETINGS

13.1	The directors may appoint a director to chair their meetings.

13.2	The person so appointed for the time being is known as the chairman.

13.3	The directors may terminate the chairman’s appointment at any time.

13.4	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

14	CASTING VOTE

14.1	If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

14.2	But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

15	DIRECTORS’ INTERESTS

If a proposed decision of the directors is concerned with an actual or proposed transaction or arrangement with the Company in which the director is interested (whether directly or indirectly), that director is to be counted as participating in the decision-making process for quorum or voting purposes.

16	DIRECTORS’ CONFLICTS OF INTEREST

16.1	The Directors may, in accordance with the requirements set out in this Article, authorise any matter proposed to them by any director which would, if not authorised, involve a director breaching his duty under section 175 of the Companies Act 2006 to avoid conflicts of interest (“Conflict”).

16.2	Any authorisation under this Article will be effective only if:

(a)	The matter in question shall have been proposed by any director for consideration at a meeting of directors in the same way that any other matter may be proposed to the directors under the provisions of these Articles or in such other manner as the directors may determine;

(b)	Any requirement as to quorum at the meeting of the directors at which the matter is considered is met without counting the director in question; and

(c)	The matter was agreed without his voting or would have been agreed to if his vote had not been counted.

16.3	Any authorisation of a Conflict under this Article may (whether at the time of giving the authorisation or subsequently):

(a)	Extend to any actual or potential conflict of interest which may reasonably be expected to rise out of the Conflict so authorised;

(b)	Be subject to such terms and for such duration, or impose such limits or conditions as the directors may determine;

(c)	Be terminated or varied by the directors at any time.

This will not affect anything done by the director prior to such termination or variation in accordance with the terms of the authorisation.

16.4	In authorising a Conflict, the directors may decide (whether at the time of giving the authorisation or subsequently) that if a director has obtained any information through his involvement in the Conflict otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person the director is under no obligation to:

(a)	Disclose such information to the directors or to any director or other officer or employee of the Company;

(b)	Use or apply any such information in performing his duties as a director;

Where to do so would amount to a breach of that confidence.

16.5	Were the directors authorise a Conflict they may provide, without limitation (whether at the time of giving the authorisation or subsequently) that the director:

(a)	Is excluded from discussions (whether at meetings or otherwise) related to the Conflict;

(b)	Is not given any documents or other information relating to the Conflict;

(c)	May or may not vote (or may or may not be counted in the quorum) at any future meeting of directors in relation to any resolution relating to the Conflict.

16.6	Where the directors authorise a Conflict

(a)	The director will be obliged to conduct himself in accordance with any terms imposed by the directors in relation to the Conflict;

(b)	The director will not infringe any duty he owes to the Company by virtue of sections 171 to 177 of the Companies Act 2006 provided he acts in accordance with such terms, limits and conditions (If any) as the directors impose in respect of its authorisation.

16.7	A director is not required, by reason of being a director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a Conflict which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

17	RECORDS OF DECISIONS TO BE KEPT

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

18	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

19	METHODS OF APPOINTING DIRECTORS

19.1	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)	by ordinary resolution; or

(b)	by a decision of the directors.

19.2	In any case where, as a result of death, the Company has no shareholders and no directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a director.

19.3	For the purposes of paragraph 19.2, where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.

20	TERMINATION OF DIRECTORS’ APPOINTMENT

20.1	A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law; (b)

a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms.

21	DIRECTORS’ REMUNERATION

21.1	Directors may undertake any services for the Company that the directors decide.

21.2	Directors are entitled to such remuneration as the directors determine: (a)

for their services to the Company as directors; and

(b)	for any other service which they undertake for the Company.

21.3	Subject to the articles, a director’s remuneration may: (a)

take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

21.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

21.5	Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration, which they receive as directors or other officers or employees of the Company’s subsidiaries or of any other body corporate in which the Company is interested.

22	DIRECTORS’ EXPENSES

22.1	The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a)	meetings of directors or committees of directors, (b)

general meetings; or

(c)	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

PART 3

SHARES AND DISTRIBUTIONS

SHARES

23	ALL SHARES TO BE FULLY PAID UP

23.1	No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

23.2	This does not apply to shares taken on the formation of the Company by the subscribers to the Company’s memorandum.

24	DIRECTORS’ POWERS TO ALLOT SHARES

24.1	In accordance with the provisions of section 550 of the Companies Act 2006, the directors may exercise any power of the Company:

(a)	To allot shares; or

(b)	To grant rights to subscribe for or to convert any security into such shares,

And any such allotment may be made as if section 561 of the Companies Act 2006 (existing shareholders’ rights of pre-emption) did not apply to such allotment.

25	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

26	SHARE CERTIFICATES

26.1	The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

26.2	Every certificate must specify:

(a)	in respect of how many shares, of what class, it is issued; (b)

the nominal value of those shares;

(c)	that the shares are fully paid; and

(d)	any distinguishing numbers assigned to them.

26.3	No certificate may be issued in respect of shares of more than one class.

26.4	If more than one person holds a share, only one certificate may be issued in respect of it.

26.5	Certificates must:

(a)	have affixed to them the Company’s common seal; or

(b)	be otherwise executed in accordance with the Companies Acts.

27	REPLACEMENT SHARE CERTIFICATES

27.1	If a certificate issued in respect of a shareholder’s shares is: (a)

damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

27.2	A shareholder exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

28	SHARE TRANSFERS

28.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

28.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

28.3	The Company may retain any instrument of transfer, which is registered.

28.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

28.5	The directors may refuse to register the transfer of a share, and if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

28.6	Notwithstanding anything contained in these Articles, whether expressly or impliedly contradictory to the provisions of this Special Article (to the effect that any provision contained in this Special Article shall override any other provision of these Articles), the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof, where such transfer:

(i)	is to any bank, institution or other person to which such shares have been charged by way of security, or to any nominee of such a bank, institution or other person (or a person acting as agent or security trustee for such person) (a “Secured Institution”);

(ii)	is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares; or

(iii)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

and the directors shall forthwith register any such transfer of shares upon receipt and furthermore notwithstanding anything to the contrary contained in these Articles no transferor of any shares in the Company or proposed transferor of such shares to a Secured Institution or its nominee and no Secured Institution or its nominee shall (in either such case) be required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them and no such shareholders shall have the right under the Articles or otherwise howsoever to required such shares to be transferred to them whether for any valuable consideration or otherwise.

29	TRANSMISSION OF SHARES

29.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

29.2	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a)	may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person; and

(b)	subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

29.3	But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

30	EXERCISE OF TRANSMITTEES’ RIGHTS

30.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

30.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

30.3	Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

31	TRANSMITTEES BOUND BY PRIOR NOTICES

If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee’s name has been entered in the register of members.

DIVIDENDS AND OTHER DISTRIBUTIONS

32	PROCEDURE FOR DECLARING DIVIDENDS

32.1	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

32.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

32.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

32.4	Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.

32.5	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

32.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

32.7	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

33	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

33.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

33.2	In the articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

34	NO INTEREST ON DISTRIBUTIONS

34.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the Company.

35	UNCLAIMED DISTRIBUTIONS

35.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

35.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it if:

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment; and

(a)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

36	NON-CASH DISTRIBUTIONS

36.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

36.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

37	WAIVER OF DISTRIBUTIONS

37.1	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

38	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

38.1	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

38.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

38.3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

38.4	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

38.5	Subject to the articles the directors may:

(a)	apply capitalised sums in accordance with paragraphs (3) and (4) partly in one way and partly in another;

(b)	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4

DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

39	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

39.1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

39.2	A person is able to exercise the right to vote at a general meeting when

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

39.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

39.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

39.5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

40	QUORUM FOR GENERAL MEETINGS

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

41	CHAIRING GENERAL MEETINGS

41.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

41.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	(if no directors are present), the meeting

must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

41.3	The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

42	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

42.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

42.2	The chairman of the meeting may permit other persons who are not: (a)

shareholders of the Company; or

(b)	otherwise entitled to exercise the rights of shareholders in relation to general meetings,

to attend and speak at a general meeting.

43	ADJOURNMENT

43.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

43.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

43.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

43.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

43.5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

43.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

44	VOTING: GENERAL

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

45	ERRORS AND DISPUTES

45.1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

45.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

46	POLL VOTES

46.1	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

46.2	A poll may be demanded by:

(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

46.3	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the chairman of the meeting consents to the withdrawal.

46.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

47	CONTENT OF PROXY NOTICES

47.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which: (a)

states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

47.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

47.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

47.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

48	DELIVERY OF PROXY NOTICES

48.1	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

48.2	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

48.3	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

48.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

49	AMENDMENTS TO RESOLUTIONS

49.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

49.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

49.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

PART 5 ADMINISTRATIVE

ARRANGEMENTS

50	MEANS OF COMMUNICATION TO BE USED

50.1	Subject to the articles, anything sent or supplied by or to the Company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

50.2	A document or information sent or supplied by the Company in electronic form shall be deemed to have been received by the intended recipient on the day following that on which the document or information was sent. Proof that a document or information in electronic form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators from time to time shall be conclusive evidence that the document or information was served.

50.3	Where a document or information is sent by post (whether in hard copy or electronic form) to an address outside the United Kingdom. It is deemed to have been received by the intended recipient at the expiration of seven days after it was posted.

50.4	Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

50.5	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

51	COMPANY SEALS

51.1	Any common seal may only be used by the authority of the directors.

51.2	The directors may decide by what means and in what form any common seal is to be used.

51.3	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

51.4	For the purposes of this article, an authorised person is: (a)

any director of the Company;

(b)	the Company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

52	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

53	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

54	INDEMNITY

54.1	Subject to paragraph 54.2, a relevant director of the Company or an associated company may be indemnified out of the Company’s assets against:

(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company,

(b)	any liability incurred by that director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c)	any other liability incurred by that director as an officer of the Company or an associated company.

54.2	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

54.3	In this article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b)	a “relevant director” means any director or former director of the Company or an associated company.

55	INSURANCE

55.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

55.2	In this article:

(a)	a “relevant director” means any director or former director of the Company or an associated company;

(b)	a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and

(c) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.